Exhibit 99.2

Irene M. Prezelj
Vice President
Investor Relations

FirstEnergy Corp.
76 S. Main Street
Akron, Ohio 44308
Tel 330-384-3859

January 22, 2018

TO THE INVESTMENT COMMUNITY:[1]

FirstEnergy Corp. Announces Transformational $2.5 Billion Equity Investment
Strengthens Balance Sheet and Supports Transition to Fully Regulated Utility Company
Reaffirms 5% to 7% Regulated Operating EPS Growth Target through 2019

On January 22, 2018, FirstEnergy Corp. (FE) announced a transformational $2.5 billion equity investment from prominent investors, including affiliates of Elliott Management Corporation (Elliott), Bluescape, GIC, and Zimmer Partners, LP (Zimmer). This landmark investment will serve as an important step toward unlocking the full value of FE for all shareholders:

- *New Equity Investment*
  - *Significantly Delevers FirstEnergy, Strengthening FE Balance Sheet and Enhancing Investment Grade Credit Metrics*
  - *Satisfies Near-Term Equity Needs*
- *Creation of Restructuring Working Group (RWG)*
  - *RWG to Include C. John Wilder, Tony Horton and Three FE Representatives to Advise FE on Strategy to Exit Competitive Generation*
  - *Shifts Focus to Constructive Resolution Involving Maximizing Value, Certainty and Timing for all Stakeholders*
- *Full Focus on Core Regulated Utility Business*
  - *Shifts Investor Paradigm from Hybrid to Pure-Play Regulated Utility*
  - *Enhanced Focus on Substantial Growth Investment Opportunities Across Regulated Businesses*
  - *Utilizes FE's Strengthened Balance Sheet for Regulated Distribution and Transmission Utilities to Deliver Top Decile Reliability, Safety and Operational Excellence*
  - *Reaffirms Regulated Operating EPS Growth Target of 5% to 7% -- 8% to 10% Including the Ohio Distribution Modernization Rider (DMR) -- through 2019*

[1] Please see the Forward-looking Statements at the end of this Letter.

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2 Increased Financial Flexibility This equity investment allows FE to significantly strengthen its balance sheet and supports the company’s transition to a fully regulated company. By deleveraging the company, this investment will also enable FE to enhance its investment grade credit metrics and eliminate the need to issue incremental equity though at least year-end 2020, excluding approximately $100 million annually for its stock investment and employee benefits plans. The $2.5 billion investment includes $1.62 billion in mandatorily convertible preferred equity with an initial conversion price of $27.42 per share and $850 million of common equity issued at $28.22 per share. The preferred shares will receive the same dividend paid on FE common stock on an as-converted basis and are non-voting except in certain limited circumstances. The new preferred shares contain an optional conversion for holders beginning in six months, and will mandatorily convert in 18 months, subject to a limited exception. Elliott, Bluescape and GIC are preferred equity investors. Zimmer is the common equity investor. Proceeds from the investment will be used to reduce FE holding company debt by $1.45 billion, fund FE’s pension by $750 million, with the remainder used for general corporate purposes. This transformational investment significantly strengthens FE’s balance sheet and enhances its credit metrics. On January 5, 2018, FE made a $500 million contribution to its pension plan. The additional $750 million contribution results in no required contributions in 2019 and 2020, and FE estimates a 2021 contribution of approximately $80 million. The $1.25 billion 2018 pension contributions will result in lower pension expense beginning in 2018. FE previously disclosed it expected to issue at least $1.5 billion of common equity through 2019, and this investment fulfills that expectation. As a result, FE does not anticipate the need to issue additional equity through at least the end of 2020 outside of its regular stock investment and employee benefit plans. FE is also reaffirming its 5% to 7% regulated operating EPS growth target (8% to 10% including the Ohio DMR) through 2019 from the 2016 base year regulated operating EPS of $2.46 per share.* This transaction positions FE for sustained investment grade credit metrics, including potential impacts from the Federal Tax Cuts and Jobs Act. Although subject to FE Board approval, FE expects to maintain a competitive dividend at the current level of $1.44 per share. Pro-forma as of December 31, 2017 for these equity investments, FE expects to have 534 million shares outstanding on a fully diluted basis. * Compound Annual Growth Rate using 2016 operating earnings (non-GAAP) for Regulated Distribution of $1.81 per share and Regulated Transmission of $0.78 per share, with an adjustment of ($0.13) per share for the impact of weather. See page 4 for reconciliation between GAAP and Operating (non-GAAP) earnings. Mid-point of 5% to 7% growth rate assumes preferred equity converts on the mandatory conversion date in July 2019.

3 Creation of Restructuring Working Group As part of this transaction FE will form a RWG to maximize value and certainty to FE, while minimizing the timing to full resolution for all stakeholders. FE has designated three members of the working group: Jim Pearson, executive vice president and chief financial officer; Leila Vespoli, executive vice president, corporate strategy, regulatory affairs and chief legal officer; and Gary Benz, senior vice president of strategy. The RWG’s two outside members are industry professionals C. John Wilder, executive chairman of Bluescape, and Anthony (Tony) Horton, chief financial officer and executive vice president of Energy Future Holdings Corp. The RWG will advise company management regarding a rapid and constructive restructuring of FirstEnergy Solutions (FES) in the event the FES Board decides to seek bankruptcy protection. Focus on Regulated Businesses Importantly, these equity investments and formation of the RWG underscore the significant opportunity in FE’s regulated growth strategy, support FE Board and senior management focus on growth in the regulated distribution and transmission businesses, and reposition FE as a premier, high-growth, pure- play regulated utility. The transaction positions FE for additional future investments across its utility footprint, including near-term opportunities for grid modernization in Ohio and infrastructure improvement in New Jersey, which would translate into incremental EPS growth. A crisp focus on capital allocation to the regulated utilities is expected to provide meaningful benefits to FE’s six million customers, shareholders and other stakeholders. Upcoming FirstEnergy Investor Events FirstEnergy Corp. 4th Quarter Earnings Call February 21, 2018 If you have any questions, please contact me at (330) 384-3859, Meghan Beringer, director of Investor Relations at (330) 384-5832, or Jake Mackin, manager of Investor Relations at (330) 384-4829. Sincerely, /s/ Irene M. Prezlj ________________________________________________________________ Irene M. Prezelj Vice President Investor Relations

2016A GAAP to Operating (Non-GAAP) Earnings[1] Reconciliation

(In millions, except per share amounts)

Year Ended December 31, 2016	Regulated Distribution	Regulated Transmission	Competitive Energy Services	Corporate / Other	FirstEnergy Corp. Consolidated
2016 Net Income (Loss) - GAAP	$ 651	$ 331	$ (6,919)	$ (240)	$ (6,177)
2016 Basic EPS (avg. shares outstanding 426M)	$ 1.53	$ 0.78	$ (16.23)	$ (0.57)	$ (14.49)
Excluding Special Items:					
Mark-to-market adjustments -					
Pension/OPEB actuarial assumptions	0.15	—	0.06	—	0.21
Other	—	—	0.01	—	0.01
Merger accounting - commodity contracts	—	—	0.05	—	0.05
Regulatory charges	0.13	—	—	—	0.13
Asset impairment/Plant exit costs	—	—	16.67	—	16.67
Debt redemption costs	—	—	0.01	0.01	0.02
Trust securities impairment	—	—	0.03	—	0.03
Total Special Items	$ 0.28	$ —	$ 16.83	$ 0.01	$ 17.12
Basic EPS - Operating (Non-GAAP)	$ 1.81	$ 0.78	$ 0.60	$ (0.56)	$ 2.63

[1] Operating earnings exclude special items as described in the reconciliation table above and is a non-GAAP financial measure.

Per share amounts for the special items and earnings drivers above and throughout these materials are based on the after-tax effect of each item divided by the weighted average basic shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount with the exception of Asset impairment/Plant exit costs that included an impairment of goodwill, of which $433 million of the $800 million pre-tax impairment was non-deductible for tax purposes, and valuation allowances against state and local NOL carryforwards of $159 million. With the exception of these items included in Asset impairment/Plant exit costs, the income tax rates range from 35% to 41%.

Forward-looking Statements

This letter includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "forecast," "target," "will," "intend," "believe," "project," "estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and the effectiveness of our strategy to transition to a fully regulated business profile; the accomplishment of our regulatory and operational goals in connection with our transmission and distribution investment plans, including, but not limited to, our planned transition to forward-looking formula rates; changes in assumptions regarding economic conditions within our territories, assessment of the reliability of our transmission system, or the availability of capital or other resources supporting identified transmission investment opportunities; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, the ability to continue to reduce costs and to successfully execute our financial plans designed to improve our credit metrics and strengthen our balance sheet; success of legislative and regulatory solutions for generation assets that recognize their environmental or energy security benefits, including the Notice of Proposed Rulemaking released by the Secretary of Energy and action by the Federal Energy Regulatory Commission (FERC); the risks and uncertainties associated with the lack of viable alternative strategies regarding the Competitive Energy Services (CES) segment, thereby causing FirstEnergy Solutions Corp. (FES), and likely FirstEnergy Nuclear Operating Company (FENOC), to restructure its substantial debt and other financial obligations with its creditors or seek protection under United States bankruptcy laws and the losses, liabilities and claims arising from such bankruptcy proceeding, including any obligations at FirstEnergy Corp.; the risks and uncertainties at the CES segment, including FES, and its subsidiaries, and FENOC, related to wholesale energy and capacity markets and the viability and/or success of strategic business alternatives, such as pending and potential CES generating unit asset sales, the potential conversion of the remaining generation fleet from competitive operations to a regulated or regulated-like construct or the potential need to deactivate additional generating units, which could result in further substantial write-downs and impairments of assets; the substantial uncertainty as to FES' ability to continue as a going concern and substantial risk that it may be

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5 necessary for FES, and likely FENOC, to seek protection under United States bankruptcy laws; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments, such as long-term fuel and transportation agreements; the uncertainties associated with the deactivation of older regulated and competitive units, including the impact on vendor commitments, such as long-term fuel and transportation agreements, and as it relates to the reliability of the transmission grid, the timing thereof; the impact of other future changes to the operational status or availability of our generating units and any capacity performance charges associated with unit unavailability; changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil prices, and their availability and impact on margins; costs being higher than anticipated and the success of our policies to control costs and to mitigate low energy, capacity and market prices; replacement power costs being higher than anticipated or not fully hedged; our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation, or potential regulatory initiatives or rulemakings (including that such initiatives or rulemakings could result in our decision to deactivate or idle certain generating units); changes in customers' demand for power, including, but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; economic or weather conditions affecting future sales, margins and operations such as a polar vortex or other significant weather events, and all associated regulatory events or actions; changes in national and regional economic conditions affecting us, our subsidiaries and/or our major industrial and commercial customers, and other counterparties with which we do business, including fuel suppliers; the impact of labor disruptions by our unionized workforce; the risks associated with cyber-attacks and other disruptions to our information technology system that may compromise our generation, transmission and/or distribution services and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information regarding our business, employees, shareholders, customers, suppliers, business partners and other individuals in our data centers and on our networks; the impact of the regulatory process and resulting outcomes on the matters at the federal level and in the various states in which we do business including, but not limited to, matters related to rates; the impact of the federal regulatory process on FERC-regulated entities and transactions, in particular FERC regulation of wholesale energy and capacity markets, including PJM Interconnection, L.L.C. (PJM) markets and FERC-jurisdictional wholesale transactions; FERC regulation of cost-of- service rates; and FERC’s compliance and enforcement activity, including compliance and enforcement activity related to North American Electric Reliability Corporation’s mandatory reliability standards; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated's realignment into PJM; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; other legislative and regulatory changes, including the new federal administration's required review and potential revision of environmental requirements, including, but not limited to, the effects of the United States Environmental Protection Agency’s Clean Power Plan, Coal Combustion Residuals regulations, Cross-State Air Pollution Rule and Mercury and Air Toxics Standards programs, including our estimated costs of compliance, Clean Water Act (CWA) waste water effluent limitations for power plants, and CWA 316(b) water intake regulation; adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to, the revocation or non-renewal of necessary licenses, approvals or operating permits by the Nuclear Regulatory Commission or as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant); issues arising from the indications of cracking in the shield building at Davis-Besse; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our Nuclear Decommissioning Trusts, pension trusts and other trust funds, and cause us and/or our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated; the impact of changes to significant accounting policies; the impact of any changes in tax laws or regulations or adverse tax audit results or rulings; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; further actions that may be taken by credit rating agencies that could negatively affect us and/or our subsidiaries’ access to financing, increase the costs thereof, increase requirements to post additional collateral to support, or accelerate payments under outstanding commodity positions, letters of credit and other financial guarantees, and the impact of these events on the financial condition and liquidity of FirstEnergy Corp. and/or its subsidiaries, specifically FES and its subsidiaries; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; and the risks and other factors discussed from time to time in our United States Securities and Exchange Commission (SEC) filings, and other similar factors. Dividends declared from time to time on FirstEnergy Corp.'s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.'s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read in conjunction with the other cautionary statements and risks that are included in our filings with the SEC, including but not limited to the most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. We expressly disclaim any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.